UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 28, 2017 (September 28, 2017)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On September 28, 2017, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing the Company's initial assessment of impact from third quarter 2017 hurricanes and third quarter 2017 common share repurchases. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated September 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 28, 2017	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated September 28, 2017

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Initial Assessment of Impact from Third Quarter 2017 Hurricanes and Third Quarter 2017 Common Share Repurchases

HAMILTON, Bermuda, September 28, 2017 -- Maiden Holdings, Ltd. ("Maiden" or “the Company”) (NASDAQ:MHLD) today announced its initial estimate of net loss exposure to the impact of all third quarter 2017 catastrophe activity to be in the range of $8 million to $31 million.

The expected ranges of net impact by storm on Maiden’s third quarter of 2017 results are estimated as follows:

Named Storm	Low Estimate	High Estimate
Harvey	$6 million	$18 million
Irma	$2 million	$13 million

Maiden expects no third quarter earthquake losses and no impact from Hurricane Maria.

Commenting on the recent catastrophe activity, Art Raschbaum, President and Chief Executive Officer of Maiden said, “Our thoughts and prayers go out to the many people impacted by these devastating events. It is important to note that Maiden is not a participant in the catastrophe reinsurance market and consistent with Maiden’s strategy of focusing on non-catastrophe business, the Company expects a modest level of losses from the significant storms occurring during the third quarter of 2017. Across Maiden's entire portfolio, internal catastrophe modeling and specific account-by-account analyses suggests, at this time, that hurricane related losses will have a modest impact on Maiden’s 2017 combined ratio. As the expected results from these hurricanes suggest, aggregation of all property exposures are carefully managed to mitigate the impacts of catastrophes on the Company's earnings and balance sheet."

Maiden also announced that during the current quarter, the Company has repurchased 2,015,700 common shares at an average price of $7.11 per common share including commission. As of September 28, 2017, the Company had $85.7 million remaining under its authorized share repurchase program.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2017, Maiden had $6.8 billion in assets and shareholders' equity of $1.5 billion.

Forward Looking Statements
This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

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